Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:


We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement (File No. 33-75964) on Form N-4 our reports dated February 3, 1998 and February 27, 1998.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Hartford, Connecticut
September 15, 1998